SUBSCRIPTION AGREEMENT

This Subscription Agreement is made by and between TechnoConcepts, Inc., a Colorado corporation headquartered at 6060 Sepulveda Blvd, Suite 202, Van Nuys, CA 91411 (the “Company”) and the undersigned prospective investor (the “Investor”) who is subscribing hereby (the “Subscription”) for securities in the Company’s private placement (the “Offering”). The exclusive placement agent for the Offering is Westminster Securities Corporation (the “Placement Agent”). The Company is issuing investment units at the rate of $30,000 per unit, consisting of (a) $30,000 of 8% secured convertible debentures (the “Debentures”), each convertible into 20,000 shares (“Shares”) of the Company’s common stock, no par value (“Common Stock”) at the rate of $1.50 per Share, (b) 10,000 detachable warrants to purchase one share each of Common Stock at an exercise price of $1.90 per share, expiring five years from their date of issuance and (c) 10,000 detachable warrants to purchase one share each of Common Stock at an exercise price of $2.75. The warrants described in subparts (b) and (c) of the preceding sentence shall be collectively referred to as the “Warrants”. Investors purchasing 67 Units ($2,010,000) or more shall be issued additional warrants (the “Additional Warrants”) at the rate of 40,000 Additional Warrants per Unit purchased, which Additional Warrants shall be identical in form to the Warrants, except that (a) 50% of such Additional Warrants shall have an exercise price of $2.00 per share, shall not have a cashless exercise feature, and shall expire eighteen (18) months from the Final Closing (defined below), (b) 25% of such Additional Warrants shall have an exercise price of $2.50 per share, and (c) 25% of such Additional Warrants shall have an exercise price of $3.50 per share. The shares of Common Stock issuable upon exercise of the Warrants shall be referred to as the “Warrant Shares”, and the shares of Common Stock issuable upon exercise of the Additional Warrants shall be referred to as the “Additional Warrant Shares”. The Debentures and the Warrants shall be collectively referred to as the “Units”. The Shares, Warrant Shares and Additional Warrant Shares shall be collectively referred to as the “Underlying Shares”.

The Company may issue up to $4,000,000 of Units (the “Maximum Offering”) in this Offering, The Company may also sell up to an additional $2,000,000 in Units, representing an over-allotment allowance in the event the Offering is oversubscribed. The Investor understands that the Units and the Additional Warrants are being issued pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act” or the “Act”), in a private placement pursuant to an exemption from registration under Regulation D promulgated under Section 4(2) and Rule 506 of the Act. As such, the Units and the Underlying Shares are “restricted securities”.

The Units are being offered on a “best efforts, all or none” basis by the Company through the Placement Agent with respect to the initial $2,000,000 of Units (the “Minimum Offering”), during an offering period commencing on January 19, 2007 (the “Commencement Date”) and continuing until January 31, 2007. If the Minimum Offering is not reached, the Offering will terminate and all funds will be returned without interest or deduction. In the event the Minimum Offering is reached, the Offering will continue until the earlier of (i) the close of business (5:00 p.m. EDT) on February 28, 2007, (ii) termination by mutual agreement of the Company and the Placement Agent, or (iii) completion of the sale of the Maximum Offering, including any over-allotment sales (“Final Closing”). Any subscription documents or funds received after the Final Closing will be returned.

All proceeds received from subscribers for the Units offered hereby will be deposited by the Placement Agent in a special non-interest bearing escrow account (the “Escrow Account”) with Signature Bank and will be released to the Company against delivery by the Company to the Placement Agent of certificates representing the Debentures and the Warrants comprising the Units and, if applicable, the Additional Warrants (each a “Closing” and each such date, “Closing Date”, with the first such Closing being deemed the “Initial Closing”).

1. Subscription.

Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the Investor hereby subscribes to purchase Units as set forth in the Investor Signature Page attached hereto.

The Units shall be paid for by (i) the delivery of such amount in cash by wire transfer or check payable to the order of “Signature Bank as Escrow Agent for TechnoConcepts, Inc.”, which is being delivered contemporaneously herewith or (ii) the exchange of the principal amount of existing Series A Secured Subordinated Promissory Notes.

Closings will be held, at the discretion of the Company and the Placement Agent, at reasonable intervals during the Offering period, but in no event later than the Final Closing, provided no Closing may be held until (i) the Minimum Offering has been sold and cash proceeds in cleared funds on deposit in the Escrow Account equal or exceed the Minimum Offering and (ii) no more than $1,000,000 in principal amount of Indebtedness (hereinafter defined) (not including interest, fees or liquidated damages thereon) ranks senior in priority to the Debentures as of such Closing Date.

2. Conditions to Subscription.

The Subscription is made subject to the following conditions: (i) that the Company shall have the right to accept or reject this Subscription, in whole or in part, for any reason whatsoever; and (ii) that the Investor agrees to comply with the terms of this Subscription Agreement.

Acceptance of this Subscription shall be deemed given by the countersigning of this Subscription Agreement on behalf of the Company and inclusion of this Subscription Agreement in a Closing.

3. Representations and Warranties of the Investor.

The Investor, in order to induce the Company to accept this Subscription, hereby warrants and represents as follows:

(a) Organization; Authority. The Investor, if not an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and otherwise to carry out its obligations hereunder. The Investor was not formed for the purpose of purchasing Units pursuant to this Subscription Agreement. The purchase by Investor of the Units hereunder has been duly authorized by all necessary action on the part of Investor. This Subscription Agreement has been duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Investor agrees that the Investor’s subscription shall be irrevocable by Investor, and that, except as required by applicable law, Investor shall not be otherwise entitled to cancel, terminate or revoke this Subscription Agreement or any of Investor’s obligations hereunder.

(b) Investor Representation. Investor understands that the Units and Underlying Shares each are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Investor hereby agrees that the Company may insert the following or similar legend on the certificates evidencing the Units and Underlying Shares, in compliance with federal and state securities laws:

“These securities have not been registered with the Securities and Exchange Commission or the Securities Commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable securities laws of any state. They may not be sold, offered for sale, or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel reasonably satisfactory to the Company that such registration is not required pursuant to a valid exemption therefrom under the Securities Act.”

(c) No Distribution. Investor is acquiring the Units as principal for its own account, in the ordinary course of its business, and not with a view to or for distributing or reselling such Units or any part thereof. Investor has no present intention of distributing any of such Units or Underlying Shares and has no agreement or understanding, directly or indirectly, with any other individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) regarding the distribution of such Units or Underlying Shares (this representation and warranty not limiting such Investor’s right to sell the Debentures, Shares, Additional Warrants or Underlying Shares pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(d) Investor Status. Investor is, and on each date on which it converts any Debentures and exercises any Warrants or Additional Warrants it will be an “Accredited Investor” as defined in Rule 501(a) under the Securities Act. In general, an “Accredited Investor” is deemed to be an institution with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. In connection with a subscription hereunder, Investor will complete, execute and return the Statement of Accredited Investor attached hereto as Exhibit A certifying such status.

(e) Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment. The Investor has not authorized any Person to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Act) in connection with this transaction. Investor understands that it must bear the economic risk of this investment in the Units indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(f) General Solicitation. Investor is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement

(g) Access to Information. The Investor has reviewed the Company’s Confidential Offering Memorandum dated January 19, 2007 (the “Offering Memorandum”) which contains summary information regarding the Offering, risk factors relating to the Offering, and the forms of Debenture, Warrants, Security Agreement and Subsidiary Guaranty. The Investor has reviewed the SEC Reports (as defined in Section 4(h) below) and neither the Company nor the Placement Agent has made any other representations or warranties to the Investor with respect to the Company except as contained herein, in the Offering Memorandum or in the SEC Reports. The Investor has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company concerning the terms and conditions of the Offering and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent he considers appropriate in order to permit him to evaluate the merits and risks of an investment in the Securities. It is understood that all documents, records and books pertaining to this investment have been made available for inspection by the Investor during reasonable business hours at its principal place of business. Notwithstanding the foregoing, it is understood that the Investor is purchasing the Securities without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Securities Act and this Offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

(h) Subscriptions by Placement Agent. The Investor hereby acknowledges that the Placement Agent, its affiliates and/or its beneficial owners may subscribe for Units.

(i) No Conflicts. The execution, delivery and performance by Investor of this Subscription Agreement and the consummation by Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Investor, (ii) if an entity, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Investor is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of Investor to consummate the transactions contemplated hereby.

(j) Prohibited Transactions. During the last thirty (30) days prior to the date hereof, Investor has not, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the abandonment of the Offering, (ii) the effective date of the Registration Statement or (iii) one hundred and twenty (120) days from the Final Closing, Investor shall not engage, directly or indirectly, in a Prohibited Transaction. Investor acknowledges that the representations, warranties and covenants contained in this Section 3(j) are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 3(j).

(k) No Legal, Tax or Investment Advice. Investor understands that nothing in this Subscription Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Units constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units. Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Units and that the Placement Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information Investor may have received in connection therewith. Investor acknowledges that it has not relied on any information or advice furnished by or on behalf of the Placement Agent.

(l) Confidentiality. Investor will hold in confidence all information concerning this Subscription Agreement and the placement of the Units hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Subscription Agreement and the placement of the Units hereunder and (b) this Subscription Agreement is terminated.

The Investor certifies that each of the foregoing representations and warranties set forth in subsection (a) through (l) inclusive of this Section 3 are true as of the date hereof, any applicable Closing Date and shall survive such dates.

4. Representations and Warranties of the Company.

The Company hereby makes the following representations and warranties to the Investor. Exceptions to the below, if any, shall be set forth in a disclosure schedule, attached hereto, each such disclosure schedule numbered in accordance with the section and paragraph number below to which it relates.

(a) Subsidiaries. The Company has the following subsidiaries (collectively, “Subsidiaries”): Asante Networks, Inc. (85% owned by the Company), Techno Jinshilin Ltd. (100% owned by the Company), Techno Hong Kong Ltd. (100% owned by the Company) and TechnoConcepts, Inc. (Nevada) (100% owned by the Company). All capital stock owned by the Company directly or through one or more Subsidiaries in each such Subsidiary is validly issued and is fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in material violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Subscription Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Subscription Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification except for any action, claim, suit, investigation or proceeding which would not have a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the Offering and otherwise to carry out its obligations hereunder. The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Subsidiaries, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals (as defined below). This Subscription Agreement, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of this Subscription Agreement by the Company and the consummation by the Company of the Offering do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiaries’ debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), would not result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as set forth in Schedule 4(g), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than: (i) the filing with the Securities and Exchange Commission (“Commission”) of the Registration Statement, (ii) the filing with the Commission of a Form D pursuant to Commission Regulation D, (iii) the filing of applicable UCC forms and other documentation necessary to secure collateral for the Debentures, and (iv) applicable Blue Sky filings (collectively, the “Required Approvals”)

(f) Issuance of the Securities. The Units, the Additional Warrants and the Underlying Shares, are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, and not subject to any preemptive rights. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock required for issuance of the Underlying Shares. The Debentures are secured pursuant to a Security Agreement, and a Subsidiary Guarantee with respect to the Security Agreement.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is as set forth in Schedule 4(g) attached hereto. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering. Except as disclosed in Schedule 4(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person or entity any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 4(g), the issuance and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than pursuant to this Offering) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Units and the Underlying Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”) in accordance with the time requirements of the Securities Act and the Exchange Act. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has advised Investor that a correct and complete copy of each of the SEC Reports (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.gov, a website maintained by the Commission where Investor may view the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(i) Material Changes. Since the date of the latest audited financial statements included in the SEC Reports: (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in the SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders except in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except consistent with prior practice or pursuant to existing Company stock option or similar plans, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans or as disclosed in the SEC Reports.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of this Subscription Agreement or the Units or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of a breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as would not have a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their business as currently conducted, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in all real and personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of any material liens, encumbrances or other restrictions. Any real property and facilities held under lease by the Company and the Subsidiaries are held by it under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as currently conducted and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received any written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including directors and officers insurance. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions with Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Internal Accounting Controls. Each of the Company and the Subsidiaries is in material compliance with all provisions of the Sarbanes Oxley Act of 2002 which are presently applicable to it. Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of September 30, 2006 (such date, the “Evaluation Date”). The Company presented in its Annual Report on Form 10-KSB for the year ended September 30, 2006 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal controls (within the meaning of Item 308 of Regulation S-B under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except as disclosed in the SEC Reports.

(s) Private Placement. Assuming the accuracy of the Investor representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Units and the Additional Warrants by the Company to the Investors as contemplated hereby.

(t) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Subscription Agreement, including without limitation as a result of the Company’s issuance of the Units and the Investor’s ownership of the Units and Underlying Shares.

(u) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All written statements provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct, in all material respects, with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Subscription Agreement.

(v) No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in this Subscription Agreement, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering to be integrated with prior offerings by the Company for purposes of Rule 502 of the Securities Act or any applicable shareholder approval provisions.

(w) Solvency. Based on the financial condition of the Company as of each Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Units hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(x) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(y) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Units or Additional Warrants by any form of general solicitation or general advertising. The Company has offered the Units and the Additional Warrants for sale only to each Investor in the Offering and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(z) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa) Accountants. The Company’s accountants are set forth in the SEC Reports. To the Company’s knowledge, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s upcoming annual report, are a registered public accounting firm as required by the Securities Act.

(bb) Indebtedness. Schedule 4(bb) sets forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness. As of the Closing Date, no more than $1,000,000 in principal amount of Indebtedness (not including interest, fees or liquidated damages thereon) or other claim against the Company or any Subsidiary will be senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(cc) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, that would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(dd) Maintenance Requirements. The Company’s Common Stock currently trades on the Over-the-Counter Bulletin Board. The Company has no reason to believe that it will not in the foreseeable future continue to maintain the ongoing SEC reporting requirements for trading on the Over-the-Counter Bulletin Board.

The Company certifies that each of the foregoing representations and warranties set forth in subsection (a) through (dd) inclusive of this Section 4 are true as of the date hereof, any applicable Closing Date and shall survive such dates.

5. Registration Rights.

The Company grants registration rights to the Investor under the following terms and conditions:

(a) The Company shall prepare and file, at its own expense, within thirty (30) days of the Final Closing, a registration statement under the Securities Act (the “Initial Registration Statement”, provided that such Initial Registration Statement, may be an amendment to the Company’s registration statement that is currently pending Commission review under File No. 333-124609) with the Commission sufficient to permit the non-underwritten public offering and resale of all of the Shares and Warrant Shares (as subject to adjustment) (the “Initial Registrable Securities”) through the facilities of all appropriate securities exchanges, if any, on which the Company’s Common Stock is being sold or on the over-the-counter market if the Company’s Common Stock is traded thereon. The Company will use its best efforts to cause such Initial Registration Statement to become effective by the following dates, as applicable (i) ninety (90) days from the Final Closing in the event the Commission reviews the Initial Registration Statement, (ii) sixty (60) days from the Final Closing in the event the Commission notifies the Company that it will not review the Initial Registration Statement, or (iii) three (3) business days from Commission clearance to request acceleration of effectiveness. The number of shares designated in the Initial Registration Statement to be registered shall include all of the Initial Registrable Securities and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Investor of the date of effectiveness of the Registration Statement within two (2) business days of such event. In the event that the number of shares so registered shall prove to be insufficient to register the resale of all of the Initial Registrable Securities, including if the Commission advises the Company to limit the number of shares so registered in order that the selling shareholders thereunder not be deemed underwriters in a primary offering, then any Initial Registrable Securities not registered in the Initial Registration Statement shall be included in the Additional Registration Statement (hereinafter defined).

(b) The Company shall prepare and file, at its own expense, within one hundred and twenty (120) days of effectiveness of the Initial Registration Statement, a registration statement under the Securities Act (the “Additional Registration Statement”) with the Commission sufficient to permit the non-underwritten public offering and resale of all of the Additional Warrant Shares (as subject to adjustment) and any Initial Registrable Securities not registered in accordance with Section 5(a) (collectively, the “Additional Registrable Securities”) through the facilities of all appropriate securities exchanges, if any, on which the Company’s Common Stock is being sold or on the over-the-counter market if the Company’s Common Stock is traded thereon. The Company will use its best efforts to cause such Registration Statement to become effective by the following dates, as applicable (i) ninety (90) days from filing of the Additional Registration Statement in the event the Commission reviews the Additional Registration Statement, (ii) sixty (60) days from filing of the Additional Registration Statement in the event the Commission notifies the Company that it will not review the Additional Registration Statement, or (iii) three (3) business days from Commission clearance to request acceleration of effectiveness. The number of shares designated in the Additional Registration Statement to be registered shall include all of the Additional Registrable Securities and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Investor of the date of effectiveness of the Additional Registration Statement within two (2) business days of such event. In the event that the number of shares so registered shall prove to be insufficient to register the resale of all of the Additional Registrable Securities, then the Company shall be obligated to file, within thirty (30) days of notice from any Investor, a further Registration Statement registering such remaining shares and shall use its reasonable best efforts to prosecute such additional Registration Statement to effectiveness within ninety (90) days of the date of such notice.

(c) The term “Registration Statement” shall refer collectively to the Initial Registration Statement, the Additional Registration Statement, and any other registration statement required to be filed pursuant to this Section 5 to register Registrable Securities. The term “Registrable Securities” shall refer collectively to the Initial Registrable Securities and the Additional Registrable Securities. The Company will maintain the Registration Statement or post-effective amendment filed under the terms of this Subscription Agreement effective under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (ii) all Registrable Securities have been otherwise transferred to Persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iii) all Registrable Securities may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor (the “Effectiveness Period”).

(d) If, at any time during which a Registration Statement required by Section 5(a) and 5(b) above is not effective, the Company shall determine to proceed with the preparation and filing of a registration statement pursuant to the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8, or other limited purpose form), the Company will give written notice of its determination to the Investor. Upon receipt of a written request from the Investor, within thirty (30) days after receipt of any such notice from the Company, the Company will cause all such Registrable Securities requested by the Investor to be included in such registration statement, all to the extent required to permit the sale or other disposition by the Investor, of such shares. The obligation of the Company under this Section 5(d) shall be unlimited as to the number of registration statements to which it applies, unless the Effectiveness Period has ended, provided that there shall be no duplication and any Registrable Shares which are already included in a Registration Statement (other than a Registration Statement which has been withdrawn) may not be included in any other Registration Statement. Notwithstanding the foregoing, the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5(d). In addition, if any registration effected pursuant to this Section 5(d) is a registered public offering involving an underwriting, the Company shall so advise the Investor as part of the written notice given pursuant to this Section 5(d). In such event, the right of any Investor to include Registrable Securities in such registration pursuant to this Section 5(d) shall be conditioned upon such Investor’s execution of an underwriting agreement upon customary terms with the underwriter or underwriters selected by the Company. Furthermore, if the lead underwriter advises the Company that marketing factors require a limitation (or elimination) of shares held by selling stockholders to be underwritten, the number of Registrable Securities that may be included in such Registration Statement and underwriting, if any, shall be allocated among all Investors and other holders of registration rights requesting registration in proportion, as nearly as practicable, to the respective number of shares of held by them and for which they have registration rights on the date the Company gives the notice specified in this Section 5(d).

(e) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement, in making filings with NASD or NASDR (including, without limitation, pursuant to NASD Rule 2710), and in complying with applicable federal securities and Blue Sky laws (including, without limitation, all attorneys’ fees of the Company) shall be borne by the Company. The Investor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of their counsel. The Company shall use its reasonable best efforts to qualify any of the Registrable Securities for sale in such states as the Investor reasonably designates and shall furnish indemnification. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investor with one unbound copy of the applicable Registration Statement and any prospectus included therein and other related documents.

(f) Certificates evidencing the Registrable Securities shall not contain any legend: (i) following any sale of such Registrable Securities pursuant to Rule 144, or (ii) if such Registrable Securities are eligible for legend removal under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a “blanket” legal opinion to the Company’s transfer agent providing that while a Registration Statement covering the resale of any Registrable Securities is effective under the Securities Act, the transfer agent should remove the restrictive legend on any Underlying Shares immediately upon submission of such shares to the transfer agent together with a representation from Investor or Investor’s broker that prospectus delivery requirements under the Securities Act and rules and regulations of the Commission have been met. The Company shall also cause its counsel to issue any additional legal opinion to the Company’s transfer agent upon request of the Investor if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Debenture, Warrant or Additional Warrant is converted or exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the effectiveness of the Registration Statement or at such time as such legend is no longer required under this Section 5(f), it will, no later than three business days following the delivery by Investor to the Company’s transfer agent of a certificate representing Registrable Securities accompanied by appropriate stock power or other required documentation, as applicable, issued with a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends, in each case without charge to the Investor other than customary transfer fees which may be charged by the transfer agent or broker-dealer. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 5(f). Without limiting the Investor’s other legal remedies, the Company shall immediately upon demand reimburse the Investor for the cost and losses occasioned by any buy-in resulting from the Company’s failure to timely deliver unlegended share certificates, provided Investor provides to the Company evidence of the amount of such loss.

(g) In the event that (i) a Registration Statement is not filed or declared effective by the Commission within the required time frames as set forth in Sections 5(a) and 5(b) above, each as applicable, or (ii) such Registration Statement is not maintained as effective by the Company for the Effectiveness Period or as allowed by 5(k)(2) below (each a “Registration Default”) then the Company will pay Investor (pro rated on a daily basis), as partial compensation for such failure and not as a penalty, one percent (1.0%) of the purchase price of the Registrable Securities purchased from the Company and held by the Investor for each month (or portion thereof) in which such failure occurs (regardless of whether one or more such Registration Defaults are then in existence, but without duplication of such partial compensatory payments) until such Registration Statement has been declared effective. Such compensatory payments shall be made to the Investors in cash, no later than the fifth business day following the month in which such Registration Default(s) occurred, provided, however, that the payment of such amounts shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section 5. Notwithstanding anything to the contrary contained herein, in no event shall any liquidated damages be payable with respect to the Warrants, Additional Warrants, Warrant Shares or Additional Warrant Shares.

(h) If the Company does not remit the payment to the Investor as set forth in Section 5(g) above, the Company will pay the Investor interest at the rate of 12% per annum, or the highest rate permitted by law, if less, until such sums have been paid in full, and reasonable costs of collection, including attorneys’ fees, in addition to the liquidated damages. The registration of the Registrable Securities pursuant to this provision or payment of such compensatory amounts shall not affect or limit the Investor’s other rights or remedies as set forth in this Subscription Agreement or at law.

(i) In the event a Registration Statement is not effective at any time after one year following the issuance date of the Warrants (other than an Allowed Delay, as defined in Section 5(k)(2) below), compensatory payments pursuant to Section 5(g) above shall cease, the Warrants and certain of the Additional Warrants shall become exercisable pursuant to a cashless exercise feature, and the Company shall cause its counsel to issue such legal opinions as may be reasonably requested by the Investor in connection with any sales of Underlying Shares in accordance with Rule 144 under the Securities Act in accordance with the procedures of Section 5(f) above.

(j) At all times after one (1) year following the Final Closing, the Company will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Registrable Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(k) In the case of each registration effected by the Company pursuant to any section herein, the Company will keep each Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(1) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to a disposition of all securities covered by such registration statement;

(2) Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of the shareholders, prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Investor, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; provided that, for not more than ten (10) consecutive business days (or a total of not more than thirty (30) calendar days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company the public disclosure of which at the time is not, in the good faith opinion of the Company in the best interests of the Company and which may, based on the advice of outside counsel, be delayed under applicable law or regulation (an “Allowed Delay”); provided, further, that the Company shall promptly (a) notify each Investor in writing of the existence of (but in no event, without the prior written consent of such Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (b) advise each Investor in writing to cease all sales under such registration statement until the termination of the Allowed Delay;

(3) Use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify Investor (and, in the event of an underwritten offering, the managing underwriter) of the issuance of such order and the resolution thereof;

(4) If NASD Rule 2710 requires any broker-dealer to make a filing prior to executing a sale of Registrable Securities by an Investor, make an Issuer Filing with the NASD Corporate Financing Department pursuant to NASD Rule 2710 and respond within five business days to any comments received from NASD in connection therewith.

(5) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission.

(l) To the extent Investor includes any Underlying Shares in a registration statement pursuant to the terms hereof, the Company will indemnify and hold harmless Investor, its directors and officers, and each Person, if any, who controls Investor within the meaning of the Securities Act, from and against, and will reimburse Investor, its directors and officers and each controlling Person with respect to, any and all loss, damage, liability, cost and expense to which Investor or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Investor or any such controlling Person in writing specifically for use in the preparation thereof.

(m) To the extent Investor includes any Underlying Shares in a registration statement pursuant to the terms hereof, Investor will indemnify and hold harmless the Company, its directors and officers and any controlling Person from and against, and will reimburse the Company, its directors and officers and any controlling Person with respect to, any and all loss, damage, liability, cost or expense to which the Company, its directors and officers or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in the preparation thereof and provided further, that the maximum amount that may be recovered from Investor shall be limited to the amount of proceeds received by Investor from the sale of such shares of Common Stock

 (n) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable hereunder to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification pursuant to the provisions hereof, (ii) no seller of securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of securities who was not guilty of such fraudulent misrepresentation, and (iii) the amount of the contribution together with any other payments made in respect of such loss, damage, liability or expense, by any seller of securities shall be limited to the net amount of proceeds received by such seller from the sale of such securities.

(o) It shall be a condition precedent to the Company’s obligations to take any action pursuant to Section 5(a) that the Investor will execute and return the Selling Securityholder Notice and Questionnaire attached hereto as Exhibit B. The Investor shall also cooperate with the Company in connection with this Subscription Agreement, including timely supplying all information and executing and returning any other documents requested by the Company which are required to enable the Company to perform its obligations to register the Underlying Shares.

6. Other Agreements of the Company and the Investor.

(a) Right to Pledge. The Company acknowledges and agrees that Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Units or Underlying Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement. Such a pledge would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. However, if required under the terms of such arrangement to transfer pledged or secured Units or Underlying Shares to the pledgees or secured parties, such a transfer would be subject to approval of the Company and a legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. At Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of such securities may reasonably request in connection with a pledge or transfer of the Debentures, Shares, Warrants, Additional Warrants, Warrant Shares or Additional Warrant Shares.

(b) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. The Company further acknowledges that its obligations under this Subscription Agreement, including without limitation its obligation to issue the Underlying Shares, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(c) Furnishing of Information. Until the earlier of (i) five (5) years from the Final Closing after such date or (ii) the date that all Debentures and Warrants issued in the Offering have been converted, exercised, redeemed or expired, and all Registrable Securities have been sold, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

 (d) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units or Additional Warrants in a manner that would require the registration under the Securities Act of the Offering or, if then listed or quoted on a trading market, that would be integrated with the Offering for purposes of the rules and regulations of any trading market.

(e) Exercise Procedures. The form of Notice of Conversion included in the Debenture and form of Notice of Exercise included in the Warrant and the Additional Warrants each set forth the totality of the procedures required of the Investor in order to convert its Debenture and exercise its Warrant or Additional Warrants, respectively. No additional legal opinion or other information or instructions shall be required of the Investor to convert its Debenture or exercise its Warrant or Additional Warrants. The Company shall honor conversions of the Debentures and exercises of the Warrants and Additional Warrants and shall deliver the underlying Shares, Warrant Shares or Additional Warrant Shares, respectively, in accordance with the terms, conditions and time periods set forth in this Subscription Agreement and the forms of Debenture and of Warrant.

(f) Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Debentures, Warrants, Additional Warrants or Underlying Shares or under any other agreement between the Company and the Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(g) Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(h) Use of Proceeds. The Company shall use the net proceeds from the sale of the Units hereunder for technology development and for working capital purposes. The Company will not use the proceeds from the sale of the Units hereunder for the satisfaction of the Company’s debt other than (i) up to $475,000 in repayment of existing debt of the Company as further described in Schedule 4(bb) hereto and (ii) payment of trade payables in the ordinary course of the Company’s business and prior practices). The Company will not use any proceeds from the sale of the Units to redeem any Common Stock or securities convertible or exercisable into Common Stock, or to settle any outstanding litigation.

(i) Reimbursement. If Investor becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Investor to or with any current stockholder), solely as a result of such Investor’s acquisition of the Debentures, Warrants, Additional Warrants or Underlying Shares, and the Investor is successful in the Proceeding, the Company will reimburse such Investor for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Investor who is actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor and any such Affiliate and any such Person.

(j) Indemnification of Investor. Subject to the provisions of this Section 6(j), the Company will indemnify and hold the Investor and its directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Subscription Agreement or (b) any action instituted against Investor, or its respective Affiliates, by any stockholder of the Company who is not an Affiliate of Investor, with respect to any of the transactions contemplated by this Subscription Agreement (unless such action is based upon a breach of Investor’s representation, warranties or covenants under this Subscription Agreement or any agreements or understandings Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by a Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Subscription Agreement.

(k) Transfer and Tradability of the Underlying Shares. The Company shall provide a transfer agent and registrar for all shares of its Common Stock, including the Shares, Warrant Shares and Additional Warrant Shares at least until such time as all the Underlying Shares have been sold. The Company shall cause all shares of Common Stock which are registered in accordance with the provisions of Section 5 above to be listed or included for quotation on each exchange or marketplace on which the Company’s shares of Common Stock are then listed or included for quotation at least until the earlier of (i) five (5) years from the Final Closing and (ii) such time as all the Shares, Warrant Shares and Additional Warrant Shares have been sold by all of the Investors in the Offering and there are no Debentures, Warrants or Additional Warrants outstanding and unconverted or unexercised.

(l) Future Priced Securities. From the date hereof until the date that less than 20% of the Warrants remain outstanding and unexercised, the Company shall be prohibited from effecting or entering into an agreement to effect any financing involving a “Variable Rate Transaction” unless the Company obtains express written consent and authorization from the holders of at least seventy-five percent (75%) of the then-outstanding and unexercised Warrants. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.

(m) Right of First Refusal. For a period of eighteen (18) months following the Final Closing, the Company agrees to promptly notify each Investor in writing (a “Rights Notice”) of the terms and conditions of any proposed private placement offering of Common Stock or securities convertible or exercisable into shares of Common Stock (“Subsequent Financing”), not including offerings pursuant to (i) equity incentive plans established for the benefit of the Company’s employees, consultants, officers or directors, (ii) strategic partnerships or other investments where a strategic investor(s) is(are) the sole investor(s), (iii) up to $2,010,000 in financing by Triumph Small Cap Fund, Inc. plus warrants issued in connection therewith, (iv) mergers or acquisitions, or (v) public offerings; provided, however, prior to delivering to each Investor a Rights Notice, the Company shall first deliver to each Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”) within three (3) trading days of receiving an applicable offer, which Pre-Notice shall ask such Investor if it wants to review the details of such financing. Upon the request of an Investor, and only upon a request by such Investor within three (3) trading days of receipt of a Pre-Notice, the Company shall promptly, but no later than two (2) trading days after such request, deliver a Rights Notice to such Investor. The Rights Notice shall grant Investors the right to purchase their pro rata portion, based on their respective initial purchase amounts hereunder, of all or part of the securities being offered in such Subsequent Financing, on the same, absolute terms and conditions as contemplated by such Subsequent Financing, and shall be delivered at least ten (10) business days prior to the closing of any such Subsequent Financing. Each Investor will have ten (10) business days from the date of the Rights Notice in which to advise the Company in writing whether it intends to participate in such Subsequent Financing, and in what amounts, which amount shall not exceed Investor’s purchase amount hereunder except as allowed by the following sentence (unless otherwise agreed between the Company and Investor without infringing on the rights of any other Investor hereunder). If any Investor elects not to participate in such Subsequent Financing, the purchase right granted to such Investor pursuant to its Rights Notice shall be assigned pro rata among all other Investors participating in the Subsequent Financing, based on the respective initial purchase amounts of such participating Investors hereunder.

(n) Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of such Person’s Subscription Agreement unless the same consideration is also offered to all Investors in the Offering. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and shall not in any way be construed as the investors in the Offering acting in concert or as a group with respect to the purchase, disposition or voting of the Debentures, Shares, Warrants, Warrant Shares, Additional Warrants, Additional Warrant Shares or otherwise.

7. Specific State Legends.

FOR NEW HAMPSHIRE RESIDENTS ONLY: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

FOR FLORIDA RESIDENTS ONLY: EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER. WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS SUBSCRIPTION AGREEMENT INDICATING HIS INTENTION TO WITHDRAW.

SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR GEORGIA RESIDENTS ONLY THE SECURITIES OFFERED HEREBY ARE BEING ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT

FOR RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

8. Miscellaneous.

(a) Termination. The Investor agrees that he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the Investor made hereunder other than as set forth herein, and that this Subscription Agreement shall survive the death or disability of the Investor. If the Company elects to cancel this Subscription Agreement, in whole or in part, provided that it returns to the Investor, without interest and without deduction, all sums paid by the Investor (or such rejected portion thereof), this Subscription shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder

(b) Entire Agreement. This Subscription Agreement, together with the schedules and exhibits hereto, contains the entire understanding of the Company and the Investor with respect to the subject matter hereof.

(c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be to the Investor at his address set forth on the Investor Signature Page, to the Company at the addresses set forth above, and to the Placement Agent at 100 Wall Street, 7th Floor, New York, NY 10005.

(d) Amendments; Waivers. No provision of this Subscription Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Subscription Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Investor, the Investor does not thereby or in any manner waive any rights granted to the Investor under federal or state securities laws.

 (e) Construction. The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(f) Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of each Investor in the Offering. Investor may assign any or all of its rights under this Subscription Agreement to any Person to whom Investor assigns or transfers any the Debentures, Warrants, Additional Warrants or Underlying Shares, provided such transferee agrees in writing to be bound, with respect to such transferred securities, by the provisions hereof that apply to the Investor.

(g) No Third-Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6(j).

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Subscription Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(i) Survival. The representations and warranties contained herein shall survive each Closing Date and the delivery and/or exercise of the Units and Underlying Shares, as applicable for the applicable statue of limitations for a period of three (3) years from the date hereof.

(j) Execution. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(k) Severability. If any provision of this Subscription Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Subscription Agreement.

(l) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Subscription Agreement, whenever Investor exercises a right, election, demand or option under this Subscription Agreement or the Warrant or Additional Warrants, and the Company does not timely perform its related obligations within the periods therein provided, then Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of an exercise of a Warrant or Additional Warrant, Investor shall be required to return any shares of Common Stock subject to any such rescinded exercise notice.

(m) Replacement of Securities. If any certificate or instrument evidencing any Debentures, Warrants or Underlying Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities.

(n) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under this Subscription Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to Investor pursuant to this Subscription Agreement or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under this Subscription Agreement is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

INVESTOR SIGNATURE PAGE FOR TECHNOCONCEPTS, INC. SUBSCRIPTION AGREEMENT
Please print or type, Use ink only. (All Parties Must Sign)

The undersigned Investor hereby certifies that he (i) has received and relied solely upon the SEC Reports, the Offering Memorandum and this Subscription Agreement and their respective exhibits and schedules, (ii) agrees to all the terms and conditions of this Subscription Agreement, (iii) meets the suitability standards set forth herein and (iv) is a resident of the state or foreign jurisdiction indicated below.

Dollar Amount of Units Subscribed for: $__________________	($30,000 Units for $30,000 Debenture convertible @ $1.50, 10,000 Warrants @ $1.90 and 10,000 Warrants @ $2.75)

☐ Check here if payment is being made by exchange of Series A Secured Subordinated Promissory Notes

Name of Investor (Print)

Name of Joint Investor (if any) (Print)

Signature of Investor

Signature of Joint Investor (if any)

Capacity of Signatory (if applicable)

Social Security or Taxpayer Identification Number

Investor Address:

Street Address

If other than individual check one and indicate capacity of signatory under the signature:
☐ Trust
☐ Estate
☐ Uniform Gifts to Minors Act, State of __________
☐ Attorney-in-fact
☐ Corporation
☐ Other

If Joint Ownership, Check one:
☐ Joint Tenants with Right of Survivorship
☐ Tenants in Common
☐ Tenants by the Entirety
☐ Community by Property

Backup Withholding Statement:
☐ Please check this box only if the investor is subject to backup withholding

Foreign Person:
☐ Please check this box only if the investor is a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate

Country ________________ Passport # _______________
City State Zip Code	ID #___________________ ID Type _________________

Telephone: ( ) Fax: ( )

Email:_____________________________________________

Instructions for Delivery of Securities:

☐ Deposit to my Westminster brokerage account	☐ Deliver to an alternate address:

☐ Deliver to the address above	________________________________________________

________________________________________________
Broker:
☐ Westminster Registered Rep._______________________	☐ Other Investor Representative: ____________________

The investor agrees to the terms of this Subscription Agreement and, as required by the Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless, the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

THE SUBSCRIPTION FOR UNITS OF TECHNOCONCEPTS, INC. BY THE ABOVE NAMED INVESTOR(S) IS ACCEPTED THIS ________ DAY OF ______________________, 2007.

TECHNOCONCEPTS, INC.

By:
Name:
Title:

Schedule 4(g)
Capitalization

The number of shares and type of all authorized, issued and outstanding capital stock of the Company, as of January 19, 2007, is as follows:

	Authorized	Outstanding
Common Stock:	100,000,000	31,391,316
Series A-1 Preferred Stock:	5,000,000	4,000
Series A-2 Preferred Stock:	12,000	12,000
Series B Preferred Stock:	800	800
Series B-1 Preferred Stock:	2,300	2,203
Series C Preferred Stock:	25,000	—

Listed below are all of the outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person or entity any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Concerning the anti-dilution provisions identified below, the Company is obligated to provide notice to the applicable security holder in the event of any reduction in the applicable security’s conversion price or exercise price, as the case may be.

Assumes Maximum Offering of $4 million
	As of 1/19/2007	Debt to Equity Conversion (1)	Offering	Post Offering
Preferred Stock
Preferred A-1	4,000			4,000
Preferred A-2	12,000			12,000
Preferred B	800			800
Preferred B-1	2,203			2,203
Common Stock (2)(3)	31,391,316	3,784,760	1,333,333	36,509,409
Warrants (2)(3)	28,135,110	15,233,148	4,333,333	47,701,591
Stock Options ($1.95 wtd avg price)	6,204,500	-	-	6,204,500
Preferred B Conversion	800,000	-	-	800,000
Preferred B1 Conversion	2,203,000	-	-	2,203,000
8% Secured Convertible Debenture (4)	-	-	5,333,333	5,333,333
	68,733,926	19,017,908	11,000,000	98,751,833

(1) $5,420,668 of the Series A Notes Payable is converting into equity at $1.50 and will also receive warrants for 3,613,779 shares of common stock at $1.90 and warrants 3,613,779 shares of common stock at $2.75

(2) Assumes Triumph Small Cap Fund, Inc. ("Triumph") purchases 1,333,333 shares of common stock at $1.50 with 2 sets of warrants for 666,667 shares of common stock at $1.90 and $2.75, repsectively. In addition, since Triumph is purchasing $2,000,000 in common stock, Triumph will receive 3 sets of warrants to purchase 1,333,333 shares of common stock at $2.00 per share, $2.50 per share and $3.50 per share, respectively.

(3) Does not assume that anyone besides Triumph invests over $2,000,000 in the investment. An investment of at least $2,000,000 would result in additional warrants for at least 3,999,999 shares of common stock.

(4) Assumes Maximum Offering of $4,000,000, which, on an as converted basis, is composed of 2,666,667 shares of common stock and warrants for 2,666,667 shares of common stock.

Warrant Breakdown

$ 1.00	$ 1.90	$ 2.10	$ 2.50	$ 2.75	$ 3.00	$ 3.50	$ 3.75	$ 3.85	$ 4.00	$ 4.50	$ 6.00
19,621,990	1,500,000	1,500,000	1,720,800	1,500,000	469,000	1,524,160	40,000	150,000	24,160	75,000	10,000

Schedule 4(bb)
Indebtedness

Assumes Maximum Offering of $4million

	As of 1/19/2007	Conversion to Equity	Exchanged into Offering	Offering	Post- Offering
Notes Payable to Shareholder	58,497	-	-	-	58,497
Notes Payable (1)	950,000	-	-	(375,000)	575,000
Convertible Debentures (2)	250,000	-	-	-	250,000
Series A Notes Payable (3)(4)(5)(6)	10,590,822	(5,677,140)	(456,089)	-	4,457,592
January 2007 Convertible Debenture (7)	500,000	-	(500,000)	-	-
8% Secured Convertible Debentures	-	-	956,089	3,043,911	4,000,000

Total Debt	12,349,319	(5,677,140)	-	2,668,911	9,341,089

(1) $375,000 of the Notes Payable will be paid at closing. The maturity of the remaining Notes Payable will be extended until six months after the closing of this Offering.

(2) The Convertible Debentures have a secured interest in the assets of the Company that is senior to the Securities in the Offering.

(3) $5,420,668 of the Series A Notes Payable is converting into equity at $1.50 and will also receive warrants for 3,613,779 shares of common stock at $1.90 and warrants 3,613,779 shares of common stock at $2.75

(4) Certain holders of the Series A Notes Payable, that convert in over $2,000,000 shares of common stock will receive three sets of warrants for shares of common stock equal to 100% of the common stock underlying the conversion of their note, exercisable at $2.10 per share, $2.50 per share and $3.50 per share, respectively.

(5) $445,000 of the Series A Notes Payable is converting into the Securities of this Offering at face value.

(6) Includes accrued interest for the debt that is converting into equity of the Securities of this Offering of $267,561 and $164,353 for the debt that is currently not converting.

(7) The January 2007 Convertible Debenture is convertible into the Securities of this Offering at face value.

Exhibit A

Statement of Accredited Investor

To: TechnoConcepts, Inc.
6060 Sepulveda Blvd
Suite 202
Van Nuys, CA 91411

Ladies and Gentlemen:

The undersigned hereby refers to the Subscription Agreement executed and delivered to TechnoConcepts, Inc. (the “Company”) by the undersigned as of the date herewith. In connection with the subscription thereunder by the undersigned to purchase securities of the Company, the undersigned hereby represents and warrants to you that such individual or entity meets at least one of the tests listed on the attached Exhibit I for an “accredited investor” (as such term is defined under Regulation D promulgated pursuant to the Securities Act of 1933, as amended).

I qualify under:

  ☐  Paragraph 1 (Officer or Director of the Company)
  ☐   Paragraph 2 (Income exceeds $200,000 (Individual) or $300,000 (Joint))
  ☐   Paragraph 3 (Individual or Joint Assets exceed $1,000,000)
  ☐   Paragraph 4 (Trust Assets exceed $5,000,000, with limitations)
  ☐   Paragraph 5 (Corporate Assets exceed $5,000,000, with limitations)
  ☐   Paragraph 6 (Entity owners are Accredited)

Dated: ______________, 2007

Very truly yours,

Name of Individual #1 or Entity

Authorized Signature

Name of Individual #2, if applicable

Authorized Signature

A-1

EXHIBIT I TO STATEMENT OF ACCREDITED INVESTOR

ACCREDITED INVESTOR STATUS

NOTE: Individuals who hold certain positions with an issuer or its affiliates, or who have certain minimum individual income or certain minimum net worth (each as described below) may qualify as Accredited Investors. Partnerships, corporations or other entities may qualify as Accredited Investors if they fulfill certain financial and other standards or if all of their equity owners have incomes and/or net worth which qualify them individually as Accredited Investors, and trusts may qualify as Accredited Investors if they meet certain financial and other tests (as described below).

You may qualify as an Accredited Investor under Regulation D promulgated under the Securities Act of 1933 (the “1933 Act”) if you meet any of the following tests:

FOR INDIVIDUALS ONLY

1. You are a director or an executive officer of TechnConcepts, Inc. An “executive officer” is the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for TechnoConcepts, Inc.

  OR

2. You had individual income (exclusive of any income attributable to your spouse) of more than $200,000 in each of the two most recent fiscal years, and reasonably expect to have an individual income in excess of $200,000 in the current year, or your spouse and you had a joint income in excess of $300,000 in each of the two most recent fiscal years, and you reasonably expect to have a joint income in excess of $300,000 in the current year.
  OR

3. You have an individual net worth, or your spouse and you have a combined net worth in excess of $1,000,000. For purposes of this statement, “net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

FOR TRUSTS ONLY

4. The Trust has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of TechnoConcepts, Inc., and the purchase of such securities is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the prospective investment in such securities.

FOR CORPORATIONS, PARTNERSHIPS OR OTHER PURCHASING ENTITIES

5. Any corporation, partnership, limited liability company or limited liability partnership not formed for the specific purpose of acquiring securities of TechnoConcepts, Inc. with total assets in excess of $5,000,000.

OR

6. All equity owners of the purchasing entity are Accredited Investors.

A-2

Exhibit B

TechnoConcepts, Inc.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock, no par value (the “Common Stock”), TechnoConcepts, Inc., a Colorado corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the securities subscribed for in accordance with the terms of the Subscription Agreement among the Company and each Investor named therein (the “Subscription Agreement”) (the “Registrable Securities”). A copy of the Subscription Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.
(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly you indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:	Fax:

Contact Person (if other than Selling Securityholder):

3. Beneficial Ownership of Registrable Securities:

(a) Type and Principal Amount of Registrable Securities beneficially owned:

# Shares of Common Stock
# Shares of Common Stock Underlying Debentures
# Shares of Common Stock Underlying Preferred Stock
# Shares of Common Stock Underlying Warrants
TOTAL

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

Note:	If yes, the Commission’s staff has indicated that you may be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐
(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities as an investment in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7. Short Selling Covenant:

Each Holder understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the effective date of the Registration Statement with the Shares purchased hereunder is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each Holder hereby agrees not to use any of the Registrable Securities to cover any short sales made prior to the Effective Date.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner Name:

Signature:
By: Name: Title:

PLEASE FAX OR MAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TOGETHER WITH YOUR EXECUTED SUBSCRIPTION AGREEMENT